Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statement of Tofutti Brands Inc. on Form S-8 (No. 333-198197) of our report dated March 27, 2015, on our audits of the financial statements as of December 27, 2014 and December 28, 2013 and for each of the fiscal years in the two year period ended December 27, 2014, which report is included in the Annual Report on Form 10-K, to be filed on or about March 27, 2015.

/s/EisnerAmper LLP

Iselin, New Jersey

March 27, 2015